Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 28, 2019, with respect to the consolidated financial statements of Centogene AG, included in the Registration Statement (Form F-1) and related Prospectus of Centogene B.V. for the registration of its common shares.

/s/Ingo Röders	/s/Christian Patzelt
Wirtschaftsprüfer	Wirtschaftsprüfer
(German Public Auditor)	(German Public Auditor)

Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft
Berlin, Germany
October 11, 2019